EXHIBIT 99.2

FY09 Q1 Conference Call October 28, 2008

Forward-Looking Statement Page 1 Statements in this release that are not historical are forward-looking and are subject to various risks and uncertainties that could cause actual results to vary materially from those stated. Forward-looking statements are based on currently available information and include, among others, the discussion under "Second Quarter Outlook." These risks and uncertainties include those associated with the operation of our business, including the risk that customer demand will decrease either temporarily or permanently, whether due to the Company's actions or the demand for the Company's products, and that the Company may not be able to respond through cost reductions in a timely and effective manner; price cutting, new product introductions and other actions by our competitors; fluctuations in the costs of raw materials that the Company is not able to pass through to customers because of existing contracts or market factors; the challenges attendant to plant closings and restructurings, including the difficulty of predicting plant closing and relocation costs, the difficulty of commencing or increasing production at existing facilities, and the reactions of customers, governmental units, employees and other groups, the challenges attendant to plant construction; and the ability to realize cost savings from restructuring activities, as well as difficulty implementing the transition to a product-focused organization structure. Other risks and uncertainties are set forth in Item 1A "Risk Factors" of the Company's Form 10-K for the year ended June 30, 2008, which is incorporated by reference and in reports that Molex files or furnishes with the Securities and Exchange Commission. This release speaks only as of its date and Molex disclaims any obligation to revise these forward-looking statements or to provide any updates regarding information contained in this release resulting from new information, future events or otherwise.

Non-GAAP Financial Measures In Molex Incorporated's ("Molex" or the "Company") conference call on October 28, 2008 regarding the Company's financial results for the fiscal quarter ended September 30, 2008 and the following slides, Molex may refer to non-GAAP financial measures to describe earnings for such periods excluding the items referenced in the relevant slides used during this conference call. This is in addition to disclosing the most directly comparable measure for such periods determined in accordance with generally accepted accounting principles, or GAAP. Molex believes that these non-GAAP financial measures provide useful information to investors because they provide information about the estimated financial performance of Molex's ongoing business and provide for greater transparency of supplemental information used by management in its financial and operational decision-making. These non-GAAP financial measures may be different from non-GAAP financial measures used by other companies. Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. Investors are encouraged to review the relevant slides reconciling the non-GAAP financial measures intended to be used in the conference call to the most comparable GAAP measure. Page 2

Revenue Trend (US$ in millions) Page 3 Q1 08 Q2 08 Q3 08 Q4 08 Q1 09 793 842 822 872 839

Revenue Growth by Industry - September Quarter 3% -2% Medical 100% -4% TOTAL 12% -9% Industrial 18% -3% Consumer Elect. 29% 3% Telecom 22% 1% Data 16% -16% Automotive % of Revenue Sequential Page 4 5% 6% -9% 5% 28% 5% -11% YOY

Growth in Orders by Industry - September Quarter -4% -12% Medical -2% -7% TOTAL -7% -15% Industrial -2% 2% Consumer Elect. 11% -5% Telecom -6% -4% Data -13% -17% Automotive YOY Sequential Page 5

Financial Summary - GAAP (US$ in millions, except per-share data) $0.29 184,276 $0.25 177,594 E.P.S. Average Shares Outstanding 29.8% 20.3% $0.7 $2.6 9.6% 30.0% $53.3 6.7% 29.7% 19.8% $2.6 $1.2 7.8% 32.0% $44.3 5.3% Gross Margin SG&A % Investment Income Interest Income Pretax Return Effective Tax Rate Net Income % of Sales $792.6 $839.0 Net Revenue September 2007 September 2008 Page 6

GAAP to Non-GAAP Reconciliation $0.34 $60.0 $86.9 Non-GAAP $0.09 $15.7 $21.8 Restructuring Charge $0.25 $44.3 $65.1 GAAP EPS After- Tax Pretax SEPTEMBER QUARTER Page 7

Balance Sheet and Operating Metrics (US$ in millions) $39.0 $43.5 Research & Development $71.2 $45.3 Capital Expenditures $213.0 $256.1 Total Debt 76 days 79 days Inventory Days Outstanding $458.3 $468.2 Inventory 76 days 77 days Receivable Days Outstanding $740.8 $744.1 Accounts Receivable $509.8 $472.2 Cash & Marketable Securities June 30, 2008 Sept 30, 2008 Page 8

Gross Margin Trend Page 9 Q1 08 Q2 08 Q3 08 Q4 08 Q1 09 0.298 0.301 0.309 0.31 0.297

Price Copper Gold Plastic Resins Current Spot $1.67 per pound $725 troy ounce $63 crude oil barrel Q1 FY09 Average $3.74 $872 $118 Q1 FY08 Average $3.49 $680 $75 Major Raw Materials Page 10

SG&A Expense Trend Page 11 Q1 08 Q2 08 Q3 08 Q4 08 Q1 09 0.203 0.197 0.204 0.196 0.198 (% of revenue)

Page 12 Q1 08 Q2 08 Q3 08 Q4 08 Q1 09 0.062 0.063 0.074 0.082 0.054 Capital Expenditure Trend (% of revenue)

Restructuring Plan Update $100 to $120 Million $35 Million Savings $125 to $140 Million $90 Million Cost Current Projection Cumulative Results through Q1 Page 13

Restructuring - Current Actions Taken Primary focus on Automotive and Industrial Closing Automotive plant and design center in Europe Closing two Industrial plants in North America Closing one plant in Japan Page 14

Outlook $0.22 to $0.26 Non-GAAP EPS $0.04 Restructuring Charge December Fiscal Quarter $0.18 to $0.22 GAAP EPS $750 to $800 million Revenue Page 15